Exhibit 99.1

Conn's, Inc. Reports Preliminary Earnings for the Quarter and Six Months
 Ended July 31, 2006 and Announces Adoption of Stock Repurchase Program

    BEAUMONT, Texas--(BUSINESS WIRE)--Aug. 25, 2006--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, computers, mattresses, furniture and lawn and garden products, today announced preliminary earnings estimates for the quarter and six months ended July 31, 2006, pending an internal review of its accounting for its interest in securitized assets. The Company believes that such assets may be understated by as much as $15 million, and after completion of its review may be required to restate its financial statements for prior years and the first quarter of this year. In light of this ongoing review, the Company will withhold the usual presentation of financial statements in this press release and instead offer its insight into its estimate and expectation of earnings per diluted share for the quarter and six months ended July 31, 2006. Additionally, the Company will reschedule its conference call until after its final earnings are released, which is expected to be on or before September 8, 2006.
    In its regularly scheduled board meeting on August 24, 2006, the Company's Board of Directors authorized the Company to repurchase up to $50 million of the Company's common stock citing the current valuation of the stock in the marketplace. Such repurchases may be effected at the discretion of the Company's management from time to time by open market or privately-negotiated transactions, consistent with the applicable regulatory and contractual requirements, including applicable debt covenants and will be dependent on market conditions and price.
    Diluted earnings per share available for common stockholders are expected to be in the range of $0.35 to $0.36 for the quarter ending July 31, 2006. Total revenues for the quarter ended July 31, 2006, are expected to be in the range of $183.1 million to $183.2 million, including net sales of $163.6 million and "Finance charges and other" of between $19.5 million and $19.6 million. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 7.2% for the second quarter of fiscal 2007.
    Diluted earnings per share available for common stockholders are expected to be in the range of $0.82 to $0.85 for the six months ended July 31, 2006. Total revenues for the six months ended July 31, 2006, are expected to be in the range of $375.2 million to $376.4 million including net sales of $335.3 million and "Finance charges and other" of between $39.9 million and $41.1 million. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 11.7% for the first six months of fiscal 2007.
    As previously disclosed, during the third quarter of fiscal 2006 Hurricane Rita impacted a portion of the Company's retail market area and the staffing levels of its credit collection operations. This resulted in higher delinquencies for receivables in the credit portfolio serviced by the Company and directly affected the Company's ability to collect delinquent receivables. Delinquencies continue at higher than expected levels and have produced loan losses greater than had been previously estimated. The losses affect securitization income received from the Company's credit subsidiary which are reflected in "Finance charges and other." In a press release on August 8, 2006, and a conference call on August 9, 2006, the Company discussed the impact in more detail and described the operational steps being taken to address the issue.
    "We have found it necessary to refocus our attention on fundamentals as we face considerable 'headwinds' in our business, many of which have resulted from the catastrophic storms of last year," said Thomas J. Frank, Conn's Chairman and Chief Executive Officer. "We have faced similar difficulties in the past and we are up to the challenge of dealing with them successfully. While our attention may be focused on the challenges, the business continues to thrive with positive comps and earnings growth for the year taken as a whole."
    During the first half of the year, the Company opened two new stores in its Houston market bringing the total store count to 58. By the end of January 2007, the Company expects to operate approximately 61 to 62 stores.
    The Company expects to have its review and any resulting restatements completed within the timeframe required by the Securities and Exchange Commission for the filing of the Company's quarterly statements. The Company will release its earnings for the quarter and six months ended July 31, 2006, prior to its filing of Form 10-Q.

    EPS Guidance

    On August 8, 2006, the Company reduced its guidance for fiscal year 2007 (the year ending January 31, 2007) of earnings per diluted share from a range of $1.85 to $1.90 to a range of $1.60 to $1.75. The Company cited changes in its operating environment, most notably higher loan losses on the finance subsidiary's credit portfolio, for the reduction in its estimate. The earnings guidance includes the effect for changes resulting from the required adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, on February 1, 2006.

    About Conn's, Inc.

    The Company is a specialty retailer currently operating 58 retail locations in Texas and Louisiana: twenty stores in the Houston area, twelve in the Dallas/Fort Worth Metroplex, eight in San Antonio, five in Austin, four in Southeast Texas, one in Corpus Christi, two in South Texas and six stores in Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma, DLP and LCD televisions, camcorders, computers and computer peripherals, DVD players, portable audio and home theater products. The Company also sells lawn and garden products, furniture and mattresses, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales.
    Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. Historically, it has financed, on average, approximately 57% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income. The Company transfers receivables, consisting of retail installment contracts and revolving accounts for credit extended to its customers, to a qualifying special purpose entity in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.

    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the completion of internal review of its accounting for its interest in securitized assets; the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K filed on March 30, 2006 and the current report on Form 8-K filed in connection with this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

    CONTACT: Conn's, Inc.
             Thomas J. Frank, 409-832-1696 Ext. 3218
             David L. Rogers, 409-832-1696 Ext. 3341